Adamis 8-K

Exhibit 10.1

LAJOLLA
PHARMACEUTICAL COMPANY

VIA FACSIMILE AND EMAIL March 3, 2010
Adamis Pharmaceutical Corporation
2658 Del Mar Heights Road, #555
Del Mar, California 92014
Attention: President

Re:            Termination of Merger Agreement

Dear Dennis:

This letter is to confirm our agreement today to terminate the Agreement and Plan of Reorganization among La Jolla Pharmaceutical Company, Jewel Merger Sub, Inc., and Adamis Pharmaceutical Corporation, dated December 4, 2009. We regret that we have been unable to obtain the approvals needed to consummate the merger and appreciate your efforts and investments made in pursuit of this transaction. Upon termination, neither party shall have any obligations, financial or otherwise, to the other party.

We wish you the best in your endeavors.

Sincerely,

/s/ Dierdre Y. Gillespie, M.D.

Deirdre Y. Gillespie, M.D.
Chief Executive Officer

Agreed and Acknowledged as of March 3, 2010 Adamis Pharmaceutical Corporation

By:	/s/ Dennis Carlo, Ph.D.

Dennis Carlos, Ph.D.

Chief Executive Officer

cc:      Kevin Kelso, Esq.

6455 Nancy Ridge Drive • San Diego, California 92121 • Phone 858-452-6600 • Fax 858-626-2844
www.ljpc.com